UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Employment Agreement with Michael D. Devlin. On September 21, 2015, the Board of Directors of Cape Bank (the “Bank”), the wholly owned subsidiary of Cape Bancorp, Inc., renewed the October 1, 2014 Employment Agreement (“Employment Agreement”) with Michael D. Devlin, Chief Executive Officer and President of the Bank for another year. This renewal will become effective on October 1, 2015 and will continue until October 1, 2017. All terms of the 2014 Employment Agreement, which were disclosed on a Current Report on Form 8-K filed on September 24, 2014, remain in place, however Mr. Devlin’s Base Salary, as defined in Section 4(a) of the Employment Agreement, has been increased to $400,000, effective January 1, 2015.

Notice of Renewal of the Employment Agreement is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Renewal of Change in Control Agreements. On September 21, 2015, upon the recommendation of the Compensation Committee, the Board of Directors of Cape Bank also renewed the executive change in control agreements for Guy Hackney, James F. McGowan, Jr., Charles L. Pinto, Michele Pollack, and Edward J. Geletka for an additional year so that the renewal term shall be October 1, 2015 through October 1, 2016. There was no material change to the terms and conditions of the change in control agreements.

A form of the Notice of Renewal of the Change in Control Agreement is attached hereto as Exhibit 10.2 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:

Exhibit Number	Description
Exhibit 10.1	Notice of Renewal of Employment Agreement
Exhibit 10.2	Form of Renewal of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: September 22, 2015	By:	/s/ Guy Hackney
Guy Hackney
Executive Vice President and
Chief Financial Officer